                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

                                                           For More Information,
                                                                  Please Contact
                   John Heyman - Executive Vice President and CFO (770) 576-6705
               Melissa Coley - Radiant Systems Investor Relations (770) 576-6577


Radiant Systems, Inc. reports financial results for the third quarter and nine months ended September 30, 2001

Atlanta, GA, October 25, 2001-Radiant Systems, Inc. (NASDAQ: RADS) today reported financial results for the third quarter and nine months ended September 30,200l.

Total revenues for the third quarter ended September 30, 2001 were $29.1 million, a decrease of 6.8% over revenues of $31.2 million for the same period in 2000. Total revenues for the nine months ended September 30, 2001 were $99.6 million, an increase of 6.0% over revenues for the same period in 2000 of $93.9 million. Net loss for the third quarter ended September 30, 2001, was $2.3 million, or $0.08 per diluted share, a decrease of $2.8 million, or $0.10 per diluted share, compared to net income of $490,000, or $0.02 per diluted share, for the same period in 2000. Net loss for the nine months ended September 30, 2001, was $908,000, or $0.03 per diluted share, a decrease of $4.6 million, or $0.16 per diluted share, over net income before extraordinary item of $3.7 million, or $0.13 per diluted share, for the same period last year.

Mr. John Heyman, the Company's Chief Financial Officer, commented, "We continue to see excellent growth opportunities across our markets, yet we remain concerned with the economy,s impact on our sales processes. As previously stated, we have taken a number of actions to reduce our cost structure without affecting our ability to drive growth opportunities. These include:

 . Significant reductions in cash compensation for employees at the Director, Vice President and Officer levels in return for longer-term incentive compensation awards.

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 .    Included in the above is the forfeiture by the Company's top five executives of 100% of their salary for the next twelve months. Four of the Company,s Vice Presidents forfeited 70% or more of their salary.

 .    Suspension of our 401k match

 .    Reduced spending in the areas of travel, trade shows, and other discretionary areas

 .    Reduced costs in certain less-critical areas of the Company

We are confident these actions will reduce our operating costs significantly and position the Company to improve profitability as revenues increase."

Mr Erez Goren, the Company's Chief Executive Officer, commented, "Our Radiant Point of Sale and Enterprise Management version 6.0 products has been installed in several sites and will be the foundation of our growth for the next several years. Initial feedback from clients has been very positive, and we look forward to new installations during the fourth quarter."

The Company will webcast its third quarter 2001 financial results conference call today. The webcast will begin at 4:30 p.m. Eastern Time and will be available at http://www.radiantsystems.com/investor/investor2 frame.htm.
             ----------------------------------------------------------
The webcast will also be available for replay through November 30,200l.

Radiant Systems, Inc. helps companies improve product profitability, employee productivity and customer service through use of innovative technology. Radiant's mission is to enable businesses to achieve operational excellence through intelligent technology. To accomplish this mission, Radiant combines powerful technology platforms, deep industry knowledge and strategic partnerships to deliver strong returns on systems in estments for companies ranging in size from single site operators to multinational corporations. Headquartered in Atlanta, Radiant Systems (www.radiantsystems.com) has deployed its solutions to tens of thousands of sites worldwide.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations, including the Company's projected revenues and earnings per share guidance; (iii) the Company's growth strategy and operating strategy;
(iv) the Company's new or future product offerings, and (v) the declaration and payment of dividends. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe, " "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

                                      MORE



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                            RADIANT SYSTEMS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                    ASSETS

                                                           September 30,  December 31,
                                                               2001          2000
                                                           -----------     --------
                                                           (unaudited)
Current assets
     Cash and cash equivalents ..........................   $ 34,339       $ 49,560
     Accounts receivable, net ...........................     21,581         22,302
     Inventories ........................................     20,147         17,172
     Other short-term assets ............................      3,970          4,722
                                                            --------       --------
                    Total current assets ................     80,037         93,756

Property and equipment, net .............................     15,906         14,092
Software development costs, net .........................     14,044          9,358
Intangibles and other long-term assets ..................     20,758         14,055
                                                            --------       --------

                                                            $130,745       $131,261
                                                            ========       ========


        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities ...........   $ 13,071       $ 16,486
     Customer deposits and unearned revenue .............      9,616          6,388
     Current portion of long-term debt ..................        453           --
                                                            --------       --------
                    Total current liabilities ...........     23,140         22,874
                                                            --------       --------

Long-term debt, less current portion ............................     1,268         --
                                                                  ---------    ---------
                    Total liabilities ...........................    24,408       22,874
                                                                  ---------    ---------

Shareholders' equity

     Common stock, no par value; 100,000,000 shares authorized;
     27,973,897 and 27,647,830 shares issued and outstanding ....         0            0
     Additional paid-in capital .................................   115,401      116,543
     Accumulated deficit ........................................    (9,064)      (8,156)
                                                                  ---------    ---------
                    Total shareholders' equity ..................   106,337      108,387
                                                                  ---------    ---------

                                                                  $ 130,745    $ 131,261
                                                                  =========    =========









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                              RADIANT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                         For the three months ended                For the nine months ended
                                                   September 30, 2001   September 30, 2000    September 30, 2001  September 30, 2000
                                                   ------------------   ------------------    ------------------  ------------------
Revenues:
  System sales ...................................    $ 13,862                $ 18,862               $ 53,857          $ 58,948
  Client support, maintenance and
  other services .................................      15,268                  12,384                 45,719            34,991
                                                      --------                --------               --------          --------
     Total revenues ..............................      29,130                  31,246                 99,576            93,939

Cost of revenues:
  System sales ...................................       8,272                   9,477                 29,565            28,062
  Client support, maintenance and other
  services .......................................      10,387                   9,678                 28,955            27,848
                                                      --------                --------               --------          --------
     Total cost of revenues ......................      18,659                  19,155                 58,520            55,910
                                                      --------                --------               --------          --------

Gross profit .....................................      10,471                  12,091                 41,056            38,029

Operating Expenses:
  Product development ............................       2,781                   3,059                  8,026             8,213
  Sales and marketing ............................       5,268                   3,062                 15,305             9,243
  Depreciation and amortization ..................       2,457                   2,090                  7,237             5,497
  Non-recurring charges ..........................        --                      --                    1,023              --
  General and administrative .....................       3,746                   3,854                 12,033            11,282
                                                      --------                --------               --------          --------

(Loss) income from operations ....................      (3,781)                     26                 (2,568)            3,794

Interest income, net .............................         289                     792                  1,297             2,384
                                                      --------                --------               --------          --------

(Loss) income before income tax provision
 and extraordinary item .........................      (3,492)                    818                 (1,271)            6,178

Income tax (benefit) provision ...................      (1,222)                    328                   (363)            2,468
                                                      --------                --------               --------          --------

(Loss) income before extraordinary item ..........      (2,270)                    490                   (908)            3,710

Extraordinary item:

Gain on early extinguishment of debt, net of taxes ...       --       --        --          1,520
                                                         --------   ------   -------   ----------


Net (loss) income ....................................   $ (2,270)  $  490   $  (908)  $    5,230
                                                         ========   ======   =======   ==========

Basic (loss) income per share:

  (Loss) income before extraordinary item ............   $  (0.08)  $ 0.02   $ (0.03)  $     0.14
  Extraordinary income on early extinguishment of debt       --       --        --           0.05

                                                         --------   ------   -------   ----------
     Total basic (loss) income per share .............   $  (0.08)  $ 0.02   $ (0.03)  $     0.19
                                                         ========   ======   =======   ==========

Diluted (loss) income per share:

  (Loss) income before extraordinary item ............   $  (0.08)  $ 0.02   $ (0.03)  $     0.13
  Extraordinary income on early extinguishment of debt       --       --        --           0.05

                                                         --------   ------   -------   ----------
     Total diluted (loss) income per share ...........   $  (0.08)  $ 0.02   $ (0.03)  $     0.18
                                                         ========   ======   =======   ==========

Weighted average shares outstanding:

     Basic ...........................................     27,875   27,571    27,770       27,169
                                                         ========   ======   =======   ==========
     Diluted .........................................     27,875   29,727    27,770       29,812
                                                         ========   ======   =======   ==========



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